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   As filed with the Securities and Exchange Commission on September 22, 1999


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                     --------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                     --------------------------------------


                Date of Report (Date of earliest event reported):
                               September 13, 1999


                          HYPERFEED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     001-11108                36-3131704
(State or other jurisdiction          (Commission             (I.R.S Employer
      of incorporation)              File Number)           Identification No.)


                        300 SOUTH WACKER DRIVE, SUITE 300
                             CHICAGO, ILLINOIS 60606
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (312) 913-2800


                                 PC QUOTE, INC.
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

         On September 13, 1999, PCQuote.com, Inc., a subsidiary of HyperFeed Technologies, Inc., made a public announcement that it has borrowed $2 million from Motorola, Inc. The loan, which matures on March 31, 2002, is subject to early repayment in the event that PCQuote.com completes an initial public offering of its common stock. Otherwise, payments on the loan are due on a quarterly basis commencing June 30, 2002. In addition, PCQuote.com also announced that it is in discussions with Motorola regarding a business relationship under which PCQuote.com would provide market data and investor information content to wireless applications and services developed by Motorola. The discussions of the business relationship and any related agreements between Motorola and PCQuote.com are in a preliminary stage and there is no assurance that any business relationship will develop.

         On September 16, 1999, HyperFeed Technologies, Inc. (the "Company") publicly announced that it has received approval for listing on the Nasdaq National Market. On September 21, 1999, the Company announced that it will commence trading on the Nasdaq National Market on Thursday, September 23, 1999 under the symbol HYPR. Concurrent with the listing on Nasdaq, trading in the Company's common stock on the American Stock Exchange under the symbol PQT will cease.

LIST OF EXHIBITS

         1.  Press Release, dated September 13, 1999.

         2.  Press Release, dated September 16, 1999.

         3.  Press Release, dated September 21, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HYPERFEED TECHNOLOGIES, INC.


Date:  September 22, 1999            By:  /s/ JOHN E. JUSKA
                                          ------------------------------
                                          John E. Juska,
                                          Chief Financial Officer